SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 31, 2002

Date of report (Date of earliest event reported)

PROVELL, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	1-19902	41-1551116
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 201 Minneapolis, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number:  (952) 258-2000

(Registrant’s Telephone Number, Including Area Code)

Item 5.                              Other Events.

                On January 31, 2002, Provell, Inc. issued a press release, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

                The company also announced that in the fourth quarter of 2001, the company succeeded in delivering over $9 million of cash flow from continuing operations despite ongoing challenges posed by the current economic recession and the implementation of cash settlement processes compliant with the Gramm-Leach-Bliley Act of 1999.  The company also succeeded in signing nearly 1 million new members in the fourth quarter at a cost per net name of 17% less than experienced in the third quarter of 2001.

                The company’s inbound selling of member enrollments as a percentage of total member enrollments has increased to 27% in the fourth quarter of 2001 from 18% in the third quarter of 2001.  The company’s multiple sales marketing occasions as a percentage of all of the company’s managed sales occasions, excluding sales occasions or presentations managed directly by the company’s clients, increased to 25% in the fourth quarter of 2001 from 12% in the third quarter of 2001.

                The company’s average acquisition cost per net name has also improved.  In the fourth quarter of 2001, the company’s average acquisition cost per net name decreased 17% from the third quarter of 2001 and 72% from the fourth quarter of 2000.

                The company’s average membership fee for client programs decreased to $86 in the fourth quarter of 2001 from $91 in the third quarter of 2001.  The $86 average membership fee for client programs in the fourth quarter of 2001 represented approximately a 12% increase from the fourth quarter of 2000.

                In the fourth quarter of 2001, the company’s cost per call handled for membership customer service was 17% lower than the cost in the third quarter of 2001 and 8% lower than the projected cost in the fourth quarter of 2001.  The company also reduced its rebate redemption expense by 40% through the implementation of new rebate and premium design strategies.

                The company’s acquisition revenues before deferral from consumer clients constituted 59% of the company’s total acquisition revenues before deferral in the fourth quarter of 2001, compared to 12% in the fourth quarter of 2000.  The company’s acquisition revenues before deferral from financial services companies constituted 40% of the company’s total acquisition revenues before deferral in the fourth quarter of 2001, compared to 78% in the fourth quarter of 2000.  The company’s acquisition revenues before deferral from house files constituted 1% of the company’s total acquisition revenues before deferral in the fourth quarter of 2001, compared to 10% in the fourth quarter of 2000.

                The company’s renewal revenues before deferral from consumer clients constituted 10% of the company’s total renewal revenues before deferral in the fourth quarter of 2001, compared to 7% in the fourth quarter of 2000.  The company’s renewal revenues before deferral from financial services institutions constituted 68% of the company’s total renewal revenues before deferral in the fourth quarter of 2001, compared to 35% in the fourth quarter of 2000. The company’s renewal revenues before deferral from house files constituted 22% of the company’s total renewal revenues before deferral in the fourth quarter of 2001, compared to 58% in the fourth quarter of 2000.

                The company enrolled approximately 994,000 new members in the fourth quarter of 2001, compared with approximately 973,000 new members in the third quarter of 2001 and approximately 1,192,000 in the fourth quarter of 2000.

                In the first quarter of 2002, the company expects net revenues to be in the range of $30 to $35 million with operating losses to be in the range of $2 to $4 million.  As a result of “seasonality” in the renewal book and intentionally reduced acquisition marketing in the fourth quarter of 2001, the company expects negative cash flow between $5 to $10 million in the first quarter of 2002.  In 2002, the company expects positive cash flow from operations.

                Forward-looking statements contained in this report and the press release (as described and identified in the last paragraph of the release) are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995.  In addition to statements that are forward-looking by reason of context, including earnings, sales and cash flow estimates for the first quarter of 2002 and for 2002, the words "believe," "expect," "anticipate," "intend,” "designed," "goal," "priority," "will," “target” and similar expressions identify forward-looking statements.

                The company disclaims any obligation to update forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from expectations, including those in the press release attached hereto and those identified below:

Risks Related to the Company’s Continuing Business

The company’s only continuing business is Provell's membership business.

                The adverse effects of discontinuing the company’s e-fulfillment and non-member catalog retail operations have required substantial management time and attention that the company could have devoted to the company’s membership business. There are also many risks related to the membership business as detailed below so that the company cannot assure investors that the company will generate sufficient revenue to be profitable or that the company will be able to sustain or increase profitability on a quarterly or an annual basis in the future. If the company’s revenue grows more slowly than the company anticipates or if the company’s operating and marketing expenses exceed its expectations, the company’s business would be materially adversely affected.

Introducing new programs requires significant investments. The company may not have enough financial resources to meet all of the company’s needs.

                The company typically incurs high costs in the year a program is introduced. Principal elements of these costs relate to hiring personnel, developing program content, contracting with vendors, drafting, testing and refining telemarketing scripts, creating membership kits for mailing to potential new program members and paying client commissions. The company must incur costs to market programs to each potential member, regardless of whether that individual actually becomes a paying member. The company’s capital base is smaller than that of many of the company’s competitors. Additionally, the recent losses associated with the discontinuance of the company’s non-member catalog retail business and the company’s ClickShip e-fulfillment business have created liquidity challenges. These losses and related cash challenges have required the company to raise capital by issuing the series D preferred stock in September 2000 and the senior convertible notes in February 2001 and to defer payment of certain trade payables and other liabilities. The company also had to replace and increase its bank line of credit. There can be no assurance that the company’s cash resources will be able to sustain its business, particularly if the company experiences a reduction in revenues for a prolonged period or if the company faces substantial unexpected capital requirements. To the extent that such cash resources are insufficient to fund the company’s activities, additional funds will be required. There can be no assurance that additional financing will be available on reasonable terms or at all. If the company raises additional capital through the sale of additional equity or convertible debt securities, dilution to the company’s existing shareholders would occur. This dilution has already occurred as a result of the issuance of the series D preferred stock and the senior convertible notes.

The company is uncertain about the availability of additional capital.

                The company has experienced significant cash needs in connection with the discontinuance of the company’s non-member retail catalog business and the company’s ClickShip e-fulfillment business. The company may need additional capital to complete the wind-down of the ClickShip business, to take advantage of growth opportunities, including strategic alliances and acquisitions, or to respond to changing business conditions and unanticipated competitive pressures. Should these circumstances arise, the company may need to raise additional funds either by borrowing money or issuing additional equity. The company cannot assure investors that the company will be able to raise such funds on favorable terms or at all. If the company is unable to obtain additional funds, the company may suffer adverse business consequences if vendors and suppliers for the company’s membership business discontinue their relationship with the company and the company may be unable to take advantage of new opportunities, to respond to competitive pressures or to take other actions that otherwise might be important to the company’s business and may not be able to continue the company’s business.

Change in accounting rules governing how revenues are recognized has impacted the company’s reported revenues and income.

                In December 1999, the SEC issued Staff Accounting Bulletin No. 101--Revenue Recognition in Financial Statements, which provides interpretive guidance on revenue and expense recognition related to contracts with up-front fees and customer return rights. As a result of the adoption of SAB 101 in the first quarter of 2000, the company recorded a non-cash pre-tax charge of $22.9 million ($14.2 million net of taxes) in the first quarter of 2000, reflecting the cumulative effect of this change in accounting principle.  The company cannot assure investors, however, that any rules adopted by the SEC in the future relating to the recognition of revenues or expenses will not require the company to further change its accounting for revenue or expense recognition or otherwise adversely affect the results of operations for the company’s business.

The company’s marketing efforts depend on customer lists supplied by its clients. The company cannot assure investors that its clients will continue to provide the company these lists.

                The company’s clients provide customer lists to the company for use in marketing a single, specific program which has been pre-approved by the client. As a result, the company’s ability to market a new program to an existing customer base or an existing program to a new customer base is dependent on first obtaining approval from a client. There can be no assurance that the company will continue to obtain such approvals. If the company’s customers limit or stop providing the company with those lists, the company’s marketing efforts would be hampered, which would have a material adverse effect on the company’s membership services business.

The company’s profitability depends on membership renewals. Significant increases in membership cancellations would impair the company’s profitability.

                The company generally incurs losses and negative cash flow during the initial year of an individual membership program, as compared to renewal years, due primarily to higher marketing costs associated with initial member procurement. In addition, the company experiences a higher percentage of cancellations during the initial membership period as compared to renewal periods. During an initial annual membership term or renewal term, a member may cancel his or her membership in the program, generally for a refund of the membership fee for that period. Accordingly, the profitability of each of the company’s programs depends on recurring and sustained membership renewals.

The company’s operating results fluctuate from quarter to quarter.

                The company’s quarterly revenues, expenses and operating results have varied significantly in the past and are likely to vary significantly from quarter to quarter in the future. Factors affecting the company’s financial results include:

•                  the timing and cancellation of membership signups;

•                    the company’s ability to introduce new programs on a timely basis;

•                    the introduction of programs by the company’s competitors;

•                    market acceptance of the company and the company’s clients' membership programs generally;

•                    the timing of investments in program development;

•                    personnel changes;

•                    the demand for membership programs generally;

•                    the mix of programs the company offers;

•                    unanticipated service interruptions;

•                    increased costs associated with expansion of operations;

•                    the availability of vendors to support offered programs;

•                    the rate of renewal by existing members of programs;

•                    the level of enthusiasm for health and fitness, travel, entertainment and leisure activities, and other lifestyle elements underlying the programs; and

•                    competitive pressures on selling prices and commissions paid to clients for use of their lists.

                Many of these factors are beyond the company’s control. Because the company determines its expenditure levels in advance of each quarter, the company’s ability to reduce costs quickly in response to any revenue shortfall is limited, and thus operating results may be adversely affected if projected revenues for a given quarter are not achieved.

The company may be unable to compete with other companies in the company’s industry that have financial or other advantages.

                The company believes that the principal competitive factors in the membership services industry include the ability to identify, develop and offer innovative service programs, the quality and breadth of service programs offered, price and marketing expertise. The company’s competitors, including other membership services companies, large retailers, travel agencies, insurance companies and financial services institutions, some of which have substantially larger customer bases and greater financial and other resources than the company does, offer membership programs which provide services similar to, or which directly compete with, those provided by the company. There can be no assurance that:

•                    the company’s competitors will not increase their emphasis on programs similar to those the company offers and more directly compete with the company, or

•                    the company’s competitors will not provide programs comparable or superior to those the company provides at lower membership prices, or

•                    the company’s competitors will not adapt more quickly than the company to evolving industry trends or changing market requirements, or

•                    the company’s competitors will not significantly increase commission rates paid to clients thereby adversely affecting profitability, or

•                    new competitors will not enter the market, or

•                    other businesses will not themselves introduce competing programs.

                Any increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on the company’s business, financial condition and results of operations. Additionally, because contracts between clients and program providers are often exclusive with respect to a particular service, potential clients may be prohibited from contracting with the company to promote a program if the services the company provides are similar to, or merely overlap with, the services provided by an existing program of a competitor.

The company’s business depends on new program introductions. If the company fails to introduce new programs that are popular, the company’s  business will suffer.

                The company’s business is substantially dependent on its ability to develop and successfully introduce new programs which generate consumer interest. Failure to introduce new programs in a timely manner could result in the company’s competitors acquiring additional market share for a program in a particular area of consumer interest. In addition, the introduction or announcement of new programs by the company or by others could render existing programs uncompetitive or obsolete, or result in a delay or decrease in orders for existing programs as customers evaluate new programs or select the new programs as an alternative to existing programs. Therefore, the announcement or introduction of new programs by the company or others, or the company’s failure to introduce new programs which have broad consumer appeal, could have a material adverse effect on the company’s business, financial condition and results of operations.

The company depends on vendors and telemarketers to market its programs and services, and upon credit card processors to collect payment for the company. These vendors, telemarketers and credit card processors may terminate their relationships with the company, and the company cannot control the level and the quality of the service they provide. Any service interruption or quality problems would adversely affect the company.

                The company depends on independent vendors to provide most program products and services to members, on telemarketers to market and service its programs to prospective members and on credit card processors to obtain payments for the company. The vendors, telemarketers and credit card processors operate pursuant to agreements that may be terminated with limited prior notice. There can be no assurance that, in the event a vendor, telemarketer or credit card processor ceases operations, or terminates, breaches or chooses not to renew its agreement with the company, a replacement vendor, telemarketer or credit card processor could be retained on a timely basis, if at all. In addition, vendors, telemarketers and credit card processors are independent contractors and the level and quality of services provided are outside the company’s control. Any service interruptions, delays or quality problems could result in customer dissatisfaction, membership cancellations or delays in collecting payments, which could have a material adverse effect on the company’s business, financial condition and results of operations.

The company relies on its computer and communication systems. If such systems fail or are unable to keep pace with technological advances, the company’s business will suffer.

                The company’s business is highly dependent on its computer and telecommunications systems and any temporary or permanent loss of either system, for whatever reason, could have a material adverse effect on the company’s  business, financial condition and results of operations. In addition, the technologies on which the company is dependent to compete effectively and meet its clients' needs are rapidly evolving and in many instances are characterized by short product life cycles or innovation. As a result, the company is dependent on ongoing, significant investment in advanced computer and telecommunications technology, including automated call distributors and digital switches, and the company’s ability to anticipate and adapt to technological shifts. There can be no assurance that the company will be successful in anticipating or adapting to technological changes or in selecting and developing new and enhanced technology on a timely basis.

The company depends on the telephone services through which the company markets its products. An interruption of, or an increase in the billing rate for, such services would adversely affect the company’s business.

                The company markets and services its programs telephonically, and accordingly, the company’s business is highly dependent on telephone services provided by various local and long distance telephone companies. Any significant interruption in telephone services could adversely affect the company. Additionally, limitations on the ability of telephone companies to provide the company with increased capacity that may be required in the future, if any, could adversely affect the company’s business, financial condition and results of operations. Rate increases imposed by these telephone companies will increase the company’s operating expenses and could have a material adverse effect on the company’s business, financial condition and results of operations.

The company’s industry is increasingly subject to federal and state government regulation. Such regulation could hinder the company’s operations and increase its operating costs.

                The company primarily markets its programs to consumers through telemarketing. The telemarketing industry has become subject to an increasing amount of Federal and state regulation as well as general public scrutiny in the past several years. For example, the Federal Telephone Consumer Protection Act of 1991 limits the hours during which telemarketers may call consumers and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. Additionally, the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 and Federal Trade Commission ("FTC") regulations promulgated under this act, prohibit deceptive, unfair or abusive practices in telemarketing sales. Both the FTC and state attorneys general have authority to prevent telemarketing activities deemed by them to be "unfair or deceptive acts or practices." Further, some states have enacted laws and others are considering enacting laws targeted directly at regulating telemarketing practices, and there can be no assurance that any such laws, if enacted, will not adversely affect or limit the company’s current or future operations. Compliance with these regulations is generally the responsibility of the company, and the company could be subject to a variety of enforcement or private actions for any failure to comply with such regulations. The company’s provision of membership programs requires the company to comply with certain state regulations, changes in which could materially increase the company’s operating costs associated with complying with such regulations. The risk of noncompliance by the company with any rules and regulations enforced by a Federal or state consumer protection authority may subject the company or the company’s management to fines or various forms of civil or criminal prosecution, any of which could materially adversely affect the company’s business, financial condition and results of operations. Also, the media often publicizes perceived noncompliance with consumer protection regulations and violations of notions of fair dealing with consumers, and the membership programs industry is susceptible to peremptory charges by the media of regulatory noncompliance and unfair dealing.

The company depends on its key executive and marketing personnel. A loss of such personnel would negatively impact the company’s operations.

                The company’s performance is highly dependent on the continued services of its executive officers and other key personnel, the loss of one or more of whom could have a material adverse effect on the company’s business. In particular, the company is dependent upon its Chief Executive Officer, George S. Richards, in the management and operation of the company’s membership business. In addition, the company needs to attract and retain other highly skilled technical and managerial personnel for whom there is intense competition. The company cannot assure investors that the company will be able to attract and retain the personnel necessary for the continuing growth of the company’s business. The company’s inability to attract and retain qualified technical and managerial personnel would have a material adverse effect on the company’s operations.

The September 11, 2001 terrorist attacks and other attacks or acts of war could adversely affect the company’s marketing activities, business operations, cash flows and profitability.

                The September 11, 2001 terrorist attacks on the United States have caused significant economic disruptions.  The company’s marketing activities virtually ceased the week of September 10, 2001, resulting in the loss of nearly 100,000 trial offers and adversely affecting the company’s business operations and cash flows.  With the threats of additional terrorist attacks and the continuing uncertainty created by the war on terrorism, there is a potential for a continued downturn in the economy and a decrease in consumer spending.  These factors, should they continue, could adversely affect the company’s marketing activities, business operations, cash flows and profitability.

Item 7.                              Financial Statements and Exhibits.

                                                (c)                                  Exhibits

                                                                                                99                                    Press Release dated January 31, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 1, 2002

PROVELL, INC.
(Registrant)

By	/s/ George S. Richards
George S. Richards
Chairman, President and Chief Executive Officer